UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 5, 2008 (August 4, 2008)

CHINA RITAR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057

(Address of principal executive offices)

(86) 755-83475380
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2008, the board of directors (the “Board”) of China Ritar Power Corp. (the “Company”), in accordance with Article III of the Company’s Bylaws, increased the size of the Board of the Company from one to five and elected Messrs. Jianjun Zeng, Charles C. Mo, Yaofu Tang and Xiongjie Wang as directors (the “New Directors”) of the Company to fill the vacancies created by such increase. The Board has determined that each of Messrs. Mo, Wang and Tang is an “independent director” (the “Independent Director”) as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (the “Nasdaq Marketplace Rules”). A copy of the press release announcing such elections is attached to this report as Exhibit 99.4.

On the same day, the Company entered into separate Independent Director’s Contracts and Indemnification Agreements with each of the Independent Directors. Under the terms of the Independent Director’s Contracts, the Company agreed to pay Mr. Mo an annual fee of $12,000, Mr. Tang an annual fee of $10,000 and Mr. Wang an annual fee of $10,000, as compensation for the services to be provided by them as Independent Directors. Under the terms of the Indemnification Agreements, the Company agreed to indemnify the Independent Directors against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by the Independent Directors in connection with any proceeding if the Independent Director acted in good faith and in the best interests of the Company.

The foregoing summary of the material terms and conditions of the Independent Director’s Contracts and the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Independent Director’s Contracts and the Indemnification Agreements attached to this report as Exhibit 10.1 through 10.6.

Charles C. Mo.  Mr. Mo is a Certified Public Accountant with twenty seven years of experience in public and corporate accounting and finance. Mr. Mo has held his CPA license since 1980. Mr. Mo has served in his current position as the General Manager of Charles Mo & Co. since June of 2005, focusing on general management duties. From October of 1999 to May of 2005, Mr. Mo served as Chief Operating Officer and Chief Financial Officer of Coca-Cola Shanghai. His duties included finance, logistics, production, and general management. From December of 1998 to September of 1999, Mr. Mo served as Finance Director of Fisher Rosemount Shanghai. From August 1996 to November 1998, he also served as Chief Financial Officer of Nike China, and his responsibilities included overseeing finance, human resources, and logistics. From January of 1995 to August 1996, Mr. Mo served as Controller for Polaroid China. From August of 1982 to December of 1994, Mr. Mo served as Finance and Audit Manager for Wang Laboratories. From 1978 to 1982, Mr. Mo served as an Accountant and Auditor for Ernst & Young and Thomas Allen, CPA. Mr. Mo received a Bachelor of Arts degree with a Business Administration major in 1974 from HK Baptist College. Mr. Mo received an MBA in accounting in 1976 from California State University-Fullerton. Mr. Mo has been the Vice Chairman of AMCHAM Shanghai since 2006, and was re-elected in November 2007. Mr. Mo has served on the Board of Governors of AMCHAM Shanghai since 2005 and will continue to do so during 2008. Mr. Mo was the Treasurer for AMCHAM Shanghai in 2005. He is a director of OmniaLuo, Inc. (OTC BB: OLOU).

Yaofu Tang. Mr. Tang has more than 35 years of experience in computer industry. He was one of major developers of the first Chinese PC, Chinese MS-DOS and ROM dot-matrix Chinese Character font base. From 1996 to 2005, Mr. Tang was a director, group vice president of Beijing Funder Group, one of China’s most innovative and influential high-tech companies. Mr. Tang is currently the vice chairman of China Computer Industry Association and the chairman of Shenzhen Computer Industry Association. He has also served as President and CEO of Tangy Mobile Device, President of Joychips Technology Corporation and President of Wonderview Technology Co. Mr. Tang holds a Bachelor’s degree in Electronics from Peking University.

Xiongjie Wang. Mr. Wang has over 20 years of working experience in the Chinese patent industry. From December 2002 to June 2005, Mr. Wang was the executive director and general manager of Shenzhen Zhongzhi Patent Agent Co., Ltd. Since June 2005, Mr. Wang has been the executive director, general manager of Shenzhen Xiongjie Patent & Trademark Agent Co., Ltd. Mr. Wang is currently a standing board member of All-China Patent Agents Association. Mr. Wang holds a Bachelor’s degree in Electric Automatic Control from Guizhou University of Technology in China.

Jianjun Zeng. Mr. Zeng has been our Chief Operating Officer since February 16, 2007 and has been the Chief Operating Officer of our subsidiary, Shenzhen Ritar Power Co., Ltd. (“Shenzhen Ritar”) since June 2002. Prior to joining Shenzhen Ritar, Mr. Zeng was the Vice President of one of the major lead-acid battery manufacturers, ZhongShan Enduring Battery Co., Ltd. from April 2000 to April 2002. From October 1999 to March 2000, Mr. Zeng was the Vice President of Sales of Shenzhen Jinxingguang Power Co., Ltd., a VRLA manufacturer and prior to that, Mr. Zeng had been chief of the production department of HengYang City TianYuan Inc. a metallurgy company. Mr. Zeng holds a Bachelor’s degree from Hunan University and Master’s degree in Business Administration from Zhongshan University.

There are no arrangements or understandings between any of the New Directors and any other persons pursuant to which they were selected as directors. There are no transactions between the Company and any New Director that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2008, the Board of the Company adopted Amended and Restated Bylaws, which revised the Company's existing Bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board and is qualified by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this report.

Generally, the Amended and Restated Bylaws update the Company’s former Bylaws. The modifications to the former Bylaws of the Company include:

(a) at any meeting of stockholders, every stockholder having the right to vote will be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than 6 months prior to such meeting, while the Company’s previous Bylaws provide that such date be not more than three years prior to the meeting;

(b) a new provision providing that the Company’s Board may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Company’s classes or series;

(c) a new provision providing that in all offerings of securities pursuant to Regulation S of the Securities Act of 1933, as amended (the “Act”), the Company will require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder; and

(d) a new provision providing that no loans will be contracted on behalf of the Company and no evidence of indebtedness will be issued in its name unless authorized by a resolution of the Board, which authority may be general or confined to specific instances.

Item 8.01.	Other Events.

On August 4, 2008, the Board of the Company, including the Independent Directors, established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and appointed each of the Independent Directors to each committee. Mr. Mo was appointed as the Chair of the Audit Committee, Mr. Tang was appointed as the Chair of the Compensation Committee and Mr. Wang was appointed as the Chair of the Governance and Nominating Committee. The Board also determined that Mr. Mo possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. Copies of the Audit Committee Charter, the Compensation Committee Charter, and the Governance and Nominating Committee Charter are attached to this report as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference. Each committee charter will also be posted on the corporate governance page of the Company's website at www.ritarpower.com as soon as practicable.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of China Ritar Power Corp., adopted August 4, 2008.

10.1	China Ritar Power Corp. Independent Director’s Contract, dated as of August 4, 2008, by and between China Ritar Power Corp. and Charles Mo.

10.2	China Ritar Power Corp. Independent Director’s Contract, dated as of August 4, 2008, by and between China Ritar Power Corp. and Yaofu Tang.

10.3	China Ritar Power Corp. Independent Director’s Contract, dated as of August 4, 2008, by and between China Ritar Power Corp. and Xiongjie Wang.

10.4	Indemnification Agreement, dated as of August 4, 2008, by and between China Ritar Power Corp. and Charles Mo.

10.5	Indemnification Agreement, dated as of August 4, 2008, by and between China Ritar Power Corp. and Yaofu Tang.

10.6	Indemnification Agreement, dated as of August 4, 2008, by and between China Ritar Power Corp. and Xiongjie Wang.

99.1	China Ritar Power Corp. Audit Committee Charter, adopted August 4, 2008.

99.2	China Ritar Power Corp. Compensation Committee Charter, adopted August 4, 2008.

99.3	China Ritar Power Corp. Governance and Nominating Committee Charter, adopted August 4, 2008.

99.4	Press Release, dated August 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA RITAR POWER CORP.

By:	/s/ Jiada Hu
Jiada Hu President and Chief Executive Officer

Dated: August 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of China Ritar Power Corp., adopted August 4, 2008.

10.1	China Ritar Power Corp. Independent Director’s Contract, dated as of August 4, 2008, by and between China Ritar Power Corp. and Charles Mo.

10.2	China Ritar Power Corp. Independent Director’s Contract, dated as of August 4, 2008, by and between China Ritar Power Corp. and Yaofu Tang.

10.3	China Ritar Power Corp. Independent Director’s Contract, dated as of August 4, 2008, by and between China Ritar Power Corp. and Xiongjie Wang.

10.4	Indemnification Agreement, dated as of August 4, 2008, by and between China Ritar Power Corp. and Charles Mo.

10.5	Indemnification Agreement, dated as of August 4, 2008, by and between China Ritar Power Corp. and Yaofu Tang.

10.6	Indemnification Agreement, dated as of August 4, 2008, by and between China Ritar Power Corp. and Xiongjie Wang.

99.1	China Ritar Power Corp. Audit Committee Charter, adopted August 4, 2008.

99.2	China Ritar Power Corp. Compensation Committee Charter, adopted August 4, 2008.

99.3	China Ritar Power Corp. Governance and Nominating Committee Charter, adopted August 4, 2008.

99.4	Press Release, dated August 5, 2008.